SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 14, 1996


                     ROSEVILLE COMMUNICATIONS COMPANY
                (Successor to Roseville Telephone Company)
          (Exact Name of Registrant as Specified in Its Charter)

       California                   4813                    68-0365195
    (State or Other          (Primary Standard           (I.R.S. Employer
    Jurisdiction of      Industrial Classification     Identification No.)
    Incorporation or            Code Number)
     Organization)

    211 Lincoln Street, Roseville, California                 95678
     (Address of principal executive offices)               (Zip Code)


  Registrant's Telephone Number, Including Area Code  (916) 786-6141


                       N/A
      (Former name or former address, if changed since last report.)




Item 5. Other Events

     On October 14, 1996, Roseville Cable Company ("Buyer"), a wholly-owned subsidiary of Roseville Communications Company, formally known as Roseville ComTech and successor to Roseville Telephone Company (the "Company"), entered into an Asset Purchase Agreement (the "Purchase Agreement") with IDS/Jones Growth Partners 87-A, Ltd. ("Seller"). Seller currently owns and operates a cable television system (the "System") providing cable television services to approximately 17,400 subscribers located in the City of Roseville, California and certain unincorporated areas of Placer County, California. The System is operated under cable television franchises (the "Franchises") granted by the City of Roseville and Placer County, California (the "Franchisors").

     Upon the satisfaction of the terms and conditions of the Purchase Agreement, Seller will sell and Buyer will purchase the System for a purchase price of $31,000,000 in cash. The purchase price is subject to possible adjustment dependent upon the number of subscribers as of the closing date and the System's 1996 gross revenues relative to the budgeted amount therefor. It is anticipated that the transaction will be funded by the Company from cash flows from its operations and existing cash and cash eqivalents.

     Pursuant to the Purchase Agreement, Seller agreed to sell and Buyer agreed to purchase substantially all of the assets, rights and business owned, leased or used by Seller in connection with the operation of the System. The assets used by Seller and being acquired by Buyer include the headend equipment and facilities, satellite earth receiving stations and facilities, transmitting equipment and other telecommunications equipment necessary for the operation of a cable television system, the Franchises and other personal property, real property interests and contracts, agreements and other rights pertaining to the System. The closing of the transaction contemplated by the Purchase Agreement is expected to occur on or before June 30, 1997. Upon the consummation of the transaction, Buyer will operate the System and continue to provide cable television services in the City of Roseville and certain unicorporated areas of Placer County.

     The consummation of the transaction contemplated by the Purchase Agreement is subject to certain conditions precedent and approvals, including receipt of (i) the approval of the Franchisors to the transfer of the Franchises, (ii) satisfaction of requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) a waiver from the Federal Communications Commission of certain provisions of the Telecommunications Act of 1996, and (iv) approval of the Board of Directors of the Company and a vote in favor of the transaction from the limited partners of Seller solicited in accordance with proxy requirements of the Securities Exchange Act of 1934, as amended.








                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Roseville, County of Placer and State of California, on October 14, 1996.


                    ROSEVILLE COMMUNICATIONS COMPANY,
                    formerly known as Roseville ComTech,
                    as successor to Roseville Telephone Company


                         By:  /s/ ROBERT L. DOYLE
                         Robert L. Doyle
                         Chairman of the Board


                         By:  /s/ BRIAN H. STROM
                         Brian H. Strom
                         President and
                         Chief Executive Officer